SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2005

EPIC FINANCIAL  CORPORATION

(Exact name of registrant as specified in its charter)

     Nevada

                              000-33417

               88-0451534

     (State or other jurisdiction of

                             (Commission File No.)

                   (I.R.S. Employer Identification No.)

    incorporation or organization)

7545 N. Del Mar Avenue, Suite 102, Fresno, California 93711

(Address of principal executive offices)

Registrant's telephone number, including area code:   (559)  435-2767

N/A

(Former name or former address, if changed since last report)

Item 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Registrant entered into a Purchase Agreement dated April 15, 2005 ("The Purchase Agreement") whereby it agreed to acquire all of the issued and outstanding capital stock of ASAP Marketing Corporation, a Nevada corporation, (the "ASAP Stock and "ASAP", respectively).  The selling stockholders of ASAP are Rodney R. Ray, who is also the Chairman of the Board, President and Acting Chief Financial Officer of the Registrant, Randy McDowell and Sandra G. McDowell, Chester R. McDowell and Betty McDowell, William Simas and Kim Simas, Paul Morgun, Darold Ray and Jakal Diversified (collectively, the "Selling Stockholders").  At the closing of the transaction, the Registrant will issue and deliver an aggregate of 16,539,000 shares of its restricted common stock the "Initial Epic Shares") to the Selling Stockholders.  Thereafter, during the five-year period following the closing of the transaction, the Registrant will pay to the Selling Stockholders additional contingent cash consideration (the "Contingent Cash Consideration") equivalent to 49% of the Net Profits of ASAP.  In addition, during the five-year period following the closing of the transaction, the Registrant will issue and deliver to the Selling Stockholders additional shares of its restricted common stock (the "Contingent Epic Shares") as follows:  For each and every $500,000 of Net Profits of ASAP, after any deductions for payments to the Selling Stockholders of Contingent Cash Consideration, an aggregate of 7,300,000 shares of the Contingent Epic Shares shall be issued and delivered to the Selling Stockholders.

Item 2.01.             COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

    Purchase of Stock of ASAP Marketing Corporation.

        1.             The Transaction.

Pursuant to the Purchase Agreement, the Registrant, on April 15, 2005, closed the transaction described in Item 1.01, above, whereby it acquired all of the capital stock of ASAP Marketing Corporation.  In exchange for the ASAP Stock, the Registrant issued the Initial Epic Shares, consisting of 16,539,000 shares of its restricted common stock, $0.001 par value per share, to the Selling Shareholders.  As a result of this transaction and his ownership interest in ASAP, Rodney R. Ray, Chairman of the Board, President and Acting Chief Financial Office of the Registrant, was issued 8,269,500 shares of the Registrant's common stock, bringing his total ownership of common stock of the Registrant to 10,102,400 shares or 27.85% of all of the issued and outstanding shares.

ASAP is engaged in the same business as Epic, that of marketing financial and business opportunities to individuals through television "infomercials".  The first product that ASAP will market is a program for homeowners to reduce the term of their home loans or mortgages by means of a bi-monthly payment plan.   ASAP will operate as a wholly owned subsidiary of the Registrant.

Item 9.01.             FINANCIAL STATEMENTS OR EXHIBITS.

        a.      Financial Statements.

                1.     Financial Statement of Business Acquired

The required financial statements are not currently available.  Pursuant to paragraph (a) (4) of Item 7, the required statements will be filed as soon as practicable, but no later than 60 days after the date this Form 8-K is required to be filed.

                2.     Pro forma Financial Information

The required pro forma financial information is not currently available.  Pursuant to paragraph (b) (2) of Item 7, the required pro forma financial information will be filed as soon as practicable, but not later than 60 days after the date this Form 8-K is required to be filed.

        b.            Exhibits.

10.3 Purchase Agreement by and between Epic Financial Corporation and Sellers, dated April 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:  April 19, 2005

EPIC FINANCIAL CORPORATION

By:  /s/ Rodney R. Ray

Rodney R. Ray, President